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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                                Collection Period:                              1-Jun-98            30-Jun-98
                                                Distribution Date:                             15-Jul-98

                                                                                                                   Per $1,000 of
                                                                                                                     Original
Statement for Class A and Class B Certificateholders Pursuant                                                    Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                         Certificate Amount
                                                                                                                ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                                       $  9,046,237.88        $23.56749097
           Class B Certificate Amount                                                       $    680,899.63        $23.56706459

(ii)   Interest Distribution
           Class A Certificate Amount                                                       $    721,087.38        $ 1.87859534
           Class B Certificate Amount                                                       $     56,382.01        $ 1.95147480

(iii)  Servicing Fee                                                                        $    120,211.72        $ 0.29125578

(iv)   Class A Certificate Balance (after principal distributions)                          $125,109,553.18
       Class A Pool Factor (after principal distributions)                                        0.3259386
       Class B Certificate Balance (after principal distributions)                          $  9,417,371.01
       Class B Pool Factor (after principal distributions)                                        0.3259508

(v)    Total Pool Balance (end of Collection Period)                                        $134,526,924.23

                                                                                             Current Period         Cumulative
                                                                                            ----------------       ------------

(vi)   Defaulted Receivables                                                                $     273,315.97      $ 6,282,789.01
       Liquidation Proceeds                                                                       199,759.79        2,697,369.48
                                                                                            ----------------      --------------
       Aggregate Net Losses                                                                 $      73,556.18      $ 3,585,419.53
                                                                                            ================      ==============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                                $           -
           Interest Portion                                                                 $           -

(viii) Class A Interest Carryover Shortfall                                                 $           -
       Class B Interest Carryover Shortfall                                                 $           -
       Class A Principal Carryover Shortfall                                                $           -
       Class B Principal Carryover Shortfall                                                $           -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                        $   6,726,346.21

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                   $   6,726,346.21

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